                     SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.








                           PHARMAGENICS, INC.


                          --------------------


                              Exhibit 10.64

                                   to

                        QUARTERLY REPORT ON FORM 10-Q

                     For Quarter Ended September 30, 1996

Investment Banking
PaineWebber Incorporated
1285 Avenue of the Americas
New York, NY 10019
212 713-2000



                                                             [LOGO]

CONFIDENTIAL
------------

September 1, 1994

PharamaGenics, Inc.
4 Pearl Court
Allendale, NJ 07401

Attention: Michael I. Sherman

Gentlemen:

       PaineWebber Incorporated ("PaineWebber") is pleased to act as financial advisor to PharmaGenics, Inc. (the "Company") in connection with merger and acquisition transactions, strategic alliance transactions and other investment banking services as PaineWebber and the Company may agree from time to time. This Agreement confirms the terms of our engagement.

       As used in this Agreement, the term "merger and acquisition transaction" means, whether effected in one transaction or a series of transactions: (a) any merger, consolidation, reorganization or other business combination pursuant to which the business of the Company, or a subsidiary of the Company, is combined with that of another entity (a "Counterparty"); (b) the acquisition, directly or indirectly, by the Company of more than 20% of the capital stock or assets of a Counterparty by way of tender or exchange offer, negotiated purchase or otherwise; or (c) the acquisition, directly or indirectly, by a Counterparty of more than 20% of the capital stock or assets of the Company by way of tender or exchange offer, negotiated purchase or otherwise. As used in this Agreement, the term "strategic alliance transaction" means, whether effected in one transaction or a series of transactions, any joint venture, product licensing or acquisition, technology transfer, or research and development agreement, or other agreement relating specifically to any of the Company's or a Counterparty's products, research and development programs or technology, entered into between the Company and a Counterparty.

       On the terms and subject to the conditions of this Agreement, PaineWebber will assist the Company in identifying Counterparties and in analyzing, structuring, negotiating and effecting proposed merger and acquisition transactions or strategic alliance transactions. If requested by the Company, PaineWebber will render an opinion (the "Opinion") as to whether or not the consideration to be paid in a proposed merger and acquisition transaction or strategic alliance transaction is fair, from a financial point of view, to the Company. If the transaction fee arising from the proposed merger and acquisition transaction or strategic alliance transaction meets or exceeds $500,000, the Opinion will be included in the services provided by

PaineWebber.

      If, during this engagement or within two years thereafter, the Company enters into a definitive agreement which results in the consummation of a merger and acquisition transaction, or any such transaction is consummated with a Counterparty listed on Schedule II, the Company will pay PaineWebber a transaction fee in an amount based on the purchase price and calculated pursuant to the attached Schedule I. Such transaction fee will be payable in cash upon the closing of such merger and acquisition transaction; however, for transactions with a purchase price under $25 million, PaineWebber's transaction fee of $500,000 may be paid in a combination of cash and common stock of the Company with the cash component being no less than 2% of the purchase price. The Company will pay to PaineWebber in cash an additional fee on any date subsequent to such closing on which any additional consideration is paid, such consideration to specifically exclude any royalty or related payments and to specifically include any non-refundable milestone payments. Such additional fee shall be in an amount based on the cumulative consideration so received to such date, including any such additional consideration, and calculated pursuant to the attached Schedule I.

       If, during this engagement or within two years thereafter, the Company enters into a strategic alliance transaction with a Counterparty listed on
Schedule II, the Company will pay PaineWebber a transaction fee of 2% based on the purchase price, payable in cash upon the closing of such strategic alliance transaction. The Company will pay to PaineWebber in cash an additional fee on any date subsequent to such closing on which any additional consideration is paid, such consideration to specifically exclude any royalty or related payments and to specifically include any non-refundable milestone payments. Such additional fee shall be 2% of any such additional consideration.

       The term "purchase price" means the sum of the aggregate fair market value of any securities issued, and any cash consideration paid, to or by a Counterparty or its security holders in connection with a merger and acquisition transaction or the sum of the aggregate fair market value of any securities issued, and any cash consideration paid, to or by a Counterparty or its security holders in connection with its share of a strategic alliance transaction. The fair market value of any such securities will be the value determined by the Company and PaineWebber upon the closing of a merger and acquisition transaction or strategic alliance transaction.

       In addition to any fees payable to PaineWebber, the Company will reimburse PaineWebber, upon request made from time to time, for its reasonable out-of-pocket expenses incurred in connection with this engagement, including the fees, disbursements and other charges of its legal counsel, if any (limited to $20,000 without prior written consent of the Company).

       It if further understood that the Opinion, if rendered, will be prepared solely for the confidential use of the Board of Directors of the Company and will not be reproduced, summarized, described or referred to or given to any other person or otherwise made public without PaineWebber's prior written consent, which consent will not be unreasonably withheld. If the Opinion is included in the proxy statement, the Opinion will be reproduced in full, and any description of or reference to

PaineWebber or summary of the Opinion will be in a form acceptable to PaineWebber and its counsel and shall state that the Company has agreed that PaineWebber, is rendering such Opinion, was not engaged to act as an agent or fiduciary of, and that the Company has expressly waived, to the extent permitted by law, any duties or liabilities PaineWebber may otherwise be deemed to have had to, the Company's equity holders or any other third party.

       The Company will furnish PaineWebber (and, if negotiations proceed with a Counterparty, will request that such Counterparty furnish PaineWebber) with such information as PaineWebber believes appropriate to its assignment (all such information so furnished being the "Information"). The Company recognizes and confirms that PaineWebber (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement and in rendering the Opinion without having independently verified the same, (b) does not assume responsibility for the accuracy or completeness of the Information and such other information and (c) will not make an appraisal of any assets of a Counterparty or the Company. To the best of the Company's knowledge, the Information to be furnished by the Company, when delivered, will be true and correct in all material respects and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Company will promptly notify PaineWebber if it learns of any material inaccuracy or misstatement in, or material omission from, any Information therefore delivered to PaineWebber.

       PaineWebber agrees to keep strictly confidential all non-public information provided to it by or on behalf of the Company, a Counterparty or in connection with its engagement hereunder and agrees to not disclose (except to the extent required by applicable law) the fact or terms of this engagement or any such non-public information to any third party, other than such of its employees whom PaineWebber determines to have a need to know and, after written notice to the Company, to such of its advisors whom PaineWebber determines to have a need to know. PaineWebber acknowledges the confidentiality and sensitivity of the non-public information it will be receiving and agrees to use its reasonable best efforts to protect such confidentiality and agrees to return, within ten (10) days after a written request by the Company or a Counterparty, all documents containing any such non-public information.

       The term "Non-Public Information" does not include information which:
(i) is already in our possession and not bound by a confidentiality agreement or (ii) is or becomes generally available to the public other than as a result of a disclosure by PaineWebber in violation of this Agreement or (iii) becomes available to PaineWebber on a non-confidential basis from a source other than the Company, provided that such source is not known by PaineWebber to be bound by a confidentiality agreement with or other obligations of secrecy to the Company, (iv) is disclosed pursuant to subpoena or other legal process or otherwise pursuant to any law, regulation or rule or (v) is developed by PaineWebber, its directors, officers, employees, agents or advisors separate and apart from any disclosures by the Company.

       It is understood that PaineWebber is being engaged hereunder solely to provide the services described above to the Company, and that PaineWebber is not acting as an agent or fiduciary of, and shall have no duties or liability to, the equity holders of the Company or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived to the extent permitted by law.

       The Company agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

       PaineWebber's engagement hereunder may be terminated by either the Company or PaineWebber at any time upon written notice to that effect to the other party, if being understood that the provisions relating to the payment of fees and expenses, and indemnification and contribution will survive any such termination.

       This agreement will be governed by, and construed in accordance with, the laws of the State of Delaware applicable to agreements made and to be performed entirely in such state.

       Each of the Company and PaineWebber agrees that any action or proceeding based hereon, or arising out of PaineWebber's engagement hereunder, shall be brought and maintained exclusively in the courts of the State of Delaware or in the United States District Court for the District of Delaware. The Company and PaineWebber each hereby irrevocably submits to the jurisdiction of the courts of the State of Delaware and of the United States District Court for the District of Delaware for the purpose of any such action or proceeding as set forth above and irrevocably agree to be bound by any judgment rendered thereby in connection with such action or proceeding. Each of the Company and PaineWebber hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such action or proceeding brought in any such court referred to above and any claim that any such action or proceeding has been brought in an inconvenient forum.

       The Company (for itself, anyone claiming through it or in its name, and on behalf of its equity holders) and PaineWebber each hereby irrevocably waives any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby. This Agreement may not be assigned by either party without the prior written consent of the other party.

       This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both PaineWebber and the Company.

       Please confirm that the foregoing correctly sets forth our agreement by signing and returning to PaineWebber the enclosed original copy of this Agreement and the

Indemnification Agreement

                                       Very truly yours

                                       PAINEWEBBER INCORPORATED


                                       By /s/ Stelios Papadopoulos
                                          ------------------------
                                          Stelios Papadopoulos
                                          Managing Director



Accepted as of the date
written above.

PHARMAGENICS, INC.


By: /s/ Michael I. Sherman
    -----------------------
    Michael I. Sherman
    President and Chief Executive Officer

PaineWebber

                                Schedule I

                             Fees to PaineWebber


Transaction Size                  Fee                  Percentage
-----------------                 -----                 -----------

To  $25,000,000                 $  500,000*                 NA
    $50,000,000                 $  750,000                 1.50%
   $100,000,000                 $1,250,000                 1.25%
   $250,000,000                 $2,500,000                 1.00%
   $500,000,000                 $3,750,000                 0.75%
 $1,000,000,000                 $5,000,000                 0.50%


The minimum merger and acquisition transaction fee is $500,000. Amounts between those listed are to be interpolated. For purposes of interpolation, assume a fee of 2% for a transaction size of up to $25,000,000. For example, the fee for a $75,000,000 transaction is $1,031,250 or 1.375%.

PaineWebber


                                   Schedule II


                                  Counterparties


Amgen
Argus
Canji
Chiron
Cortech
Genzyme (excludes current and related strategic alliance transactions with
  Genzyme Transgenics)
IDEC
MGI Pharma
Onyx
Seragen
US Bioscience
Viagene
Xenova (excludes current and related strategic alliance transactions)

                                      ---------------------

                                            PaineWebber
                                          Indemnification
                                             Agreement

                                       ----------------------

PaineWebber Indemnification Agreement
-----------------------------------------------------------


                                       Date September 1, 1994
                                            ------------------

PaineWebber Incorporated
1285 Avenue of the Americas
New York, NY 10019

Gentlemen:

       In connection with the engagement of PaineWebber Incorporated ("PaineWebber") to advise and assist the undersigned (referred to herein as "we", "our" or "us") with the matters set forth in the Agreement dated September 1, 1994 between us and PaineWebber, we hereby agree to indemnify and hold harmless PaineWebber, its affiliated companies, and each of PaineWebber's and such affiliated companies' respective officers, directors, agents, employees and controlling persons (within the meaning of each of Section 20 of the Securities Exchange Act of 1934 and Section 15 of the Securities Act of 1933) (each of the foregoing, including PaineWebber, being hereinafter referred to as an "Indemnified Person") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel), actions (including actions brought by us or our equity holders or derivative actions brought by any person claiming through us or in our name), proceedings or investigations (whether formal or informal), or threats thereof (all of the foregoing being hereinafter referred to as "Liabilities"), based upon, relating to or arising out of such engagement or any Indemnified Person's role therein; PROVIDED, HOWEVER, that we shall not be liable under this paragraph: (a) for any amount paid in settlement of claims without our consent, unless our consent is unreasonably withheld, or
(b) to the extent that it is finally judicially determined that such Liabilities resulted primarily from the willful misconduct or gross negligence of the Indemnified Person seeking indemnification. In connection with our obligation to indemnify for expenses as set forth above, we further agree to reimburse each Indemnified Person for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Person; PROVIDED, HOWEVER, that if an Indemnified Person is reimbursed hereunder for any expenses, the amount so paid shall be refunded if and to the extent it is finally judicially determined that the Liabilities in question resulted primarily from the misconduct or negligence of such Indemnified Person. We hereby also agree that neither PaineWebber nor any other Indemnified Person shall have any liability to us (or anyone claiming through us or in our name) in connection with PaineWebber's engagement by us except to the extent that such Indemnified Person has engaged in misconduct or grossly negligent.

PaineWebber Indemnification Agreement
-----------------------------------------------------------


       Promptly after PaineWebber receives notice of the commencement of any action or other proceeding in respect of which indemnification or reimbursement may be sought hereunder, PaineWebber will notify us thereof;
but the omission so to notify us shall not relieve us from any obligation hereunder unless, and only to the extent that, such omission results in our forfeiture of substantive rights or defenses. If any such action or other proceeding shall be brought against any Indemnified Person, we shall, upon written notice given reasonably promptly following your notice to us of such action or proceeding, be entitled to assume the defense thereof at our expense with counsel chosen by us and reasonably satisfactory to such Indemnified Person; PROVIDED, HOWEVER, that any Indemnified Person may at its own expense retain separate counsel to participate in such defense. Notwithstanding the foregoing, such Indemnified Person shall have the right to employ separate counsel at our expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such Indemnified Person, (i) there are or may be legal defenses available to such Indemnified Person or to other Indemnified Persons that are different from or additional to those available to us, or (ii) a difference of position or potential difference of position exists between us and such Indemnified Person that would make such separate representation advisable; PROVIDED, HOWEVER, that in no event shall we be required to pay fees and expenses under this indemnity for more than one firm of attorneys (in addition to local counsel) in any jurisdiction in any one legal action or group of related legal actions. We agree that we will not, without the prior written consent of PaineWebber which consent shall not be unreasonably withheld settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by PaineWebber's engagement (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise or consent includes an unconditional release of PaineWebber and each other Indemnified Person from all liability arising or that may arise out of such claim, action or proceeding.

       If the indemnification of an Indemnified Person provided for hereunder is finally judicially determined by a court of competent jurisdiction to be unenforceable, then we agree, in lieu of indemnifying such Indemnified
Person, to contribute to the amount paid or payable by such Indemnified
Person as a result of such Liabilities in such proportion as is appropriate to reflect the relative benefits received, or sought to be received, by us on the one hand and by PaineWebber on the other from the transactions in connection with which PaineWebber has been engaged. If the allocation provided in the proceeding sentence is not permitted by applicable law, then we agree to contribute to the amount paid or payable by such Indemnified Person as a result of such Liabilities in such proportion as is appropriate to reflect not only the relative benefits referred to in such preceding sentence but also the relative fault of us and of such Indemnified Person. Notwithstanding the foregoing, in no event shall the aggregate amount required to be contributed by all Indemnified Persons taking into account our contributions as described above exceed the amount of fees actually received by PaineWebber pursuant to such engagement. The relative benefits received or sought to be received by us on the one hand and by PaineWebber on the other shall be deemed to be in the same proportion as (a) the total value of the transactions with respect to which PaineWebber has been engaged bears to (b) the fees paid or payable to PaineWebber with respect to such engagement.

PaineWebber Indemnification Agreement
-----------------------------------------------------------

       The rights accorded to Indemnified Persons hereunder shall be in addition to any rights that any Indemnified Person may have at common law, by separate agreement or otherwise.

       THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. WE HEREBY CONSENT, SOLELY FOR THE PURPOSE OF ALLOWING AN INDEMNIFIED PERSON TO ENFORCE ITS RIGHTS HEREUNDER, TO PERSONAL JURISDICTION AND SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM FOR WHICH INDEMNIFICATION MAY BE SOUGHT HEREUNDER IS BROUGHT AGAINST PAINEWEBBER OR ANY OTHER INDEMNIFIED PERSON. We and PaineWebber also hereby irrevocably waive any right we and PaineWebber may have to a trial by jury in respect of any claim based upon or arising out of this agreement. This agreement may not be amended or otherwise modified except by an instrument signed by both PaineWebber and us. If any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision of this agreement, which shall remain in full force and effect. If there is more than one indemnitor hereunder, each indemnifying person agrees that its liabilities hereunder shall be joint and several. Each Indemnified Person is an intended beneficiary hereunder.

       The foregoing indemnification agreement shall remain in effect indefinitely, notwithstanding any termination of PaineWebber's engagement.

                                       Very truly yours,



                                        PharmaGenics, Inc.
                                        ------------------------
                                        Name of Client



                                        By: /s/ Michael I. Sherman
                                            ----------------------
                                        Name:  Michael I. Sherman
                                        Title: President and CEO



Acknowledged and Agreed to:

PAINEWEBBER INCORPORATED



By: /s/ Stelios Papadopoulos
    ------------------------
Name: Stelios Papadopoulos
Title: Managing Director